UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 30, 2013

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed under Item 5.02 below, Neil M. Calvert ceased to be a director of Good Times Restaurants Inc. (the “Company”) effective August 30, 2013.

On September 3, 2013, the Company notified The NASDAQ Stock Market (“NASDAQ”) that it no longer satisfies NASDAQ Listing Rule 5605(b)(1), which requires that a majority of the board of directors be comprised of independent directors, and NASDAQ Listing Rule 5605(c)(2)(A), which requires that the Audit Committee be comprised of at least three members, each of whom is an independent director under the applicable NASDAQ listing standards and Securities and Exchange Commission (“SEC”) rules.  Currently, as a result of Mr. Calvert’s ceasing to be a director, the Company’s Board of Directors consists of six directors, three of whom are independent, and the Company’s Audit Committee is comprised of only two members, both of whom are independent.

The Company’s next annual meeting of stockholders is scheduled for September 27, 2013.  The Company has nominated, in addition to the six current directors, two additional individuals for election to its Board of Directors who satisfy the requirements for director independence under the applicable NASDAQ listing standards.  If the Company’s proposed slate of directors is elected by the stockholders at the annual meeting, the Company’s board will be comprised of eight directors, five of whom are independent, and the Company will therefore regain compliance with NASDAQ  Listing Rule 5605(b)(1).  In addition, following the annual meeting, the Company intends to appoint one of the newly elected independent directors to the Audit Committee to regain compliance with NASDAQ Listing Rule 5605(c)(2)(A).

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2013, the Company acknowledged the resignation of Neil M. Calvert from the Company’s Board of Directors and his related responsibilities on the Audit Committee, effective August 30, 2013.

Mr. Calvert has been unable to participate to any extent as a member of the Company’s Board of Directors apparently due to personal medical issues and, to the Company’s knowledge, not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Calvert was initially appointed as a director of the Company on July 3, 2012 as a designee of Small Island Investments Limited (“SII”), pursuant to the Securities Purchase Agreement dated October 29, 2010 between the Company and SII.  Mr. Alan Teran, an independent director under the applicable NASDAQ listing standards and an audit committee financial expert, as that term is defined by SEC rules, will fill the vacancy as the Audit Committee Chairman and as a financial expert.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2013, the Board of Directors of the Company approved and adopted an amendment to the Company’s bylaws to increase the maximum number of directors of the Company from seven to eight.  A copy of the bylaw amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01

Other Events.

On August 30, 2013, the Board of Directors of the Company approved and adopted a written charter for the Company’s Compensation Committee.  A copy of the Compensation Committee charter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 6, 2013, the Company issued a press release announcing the changes to its board composition and the nomination of director candidates for election at the annual meeting of stockholders scheduled for September 27, 2013.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Bylaw Amendment, effective August 30, 2013
99.1	Compensation Committee Charter, effective August 30, 2013
99.2	Press Release dated September 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: September 6, 2013

By:  /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description
3.1	Bylaw Amendment, effective August 30, 2013
99.1	Compensation Committee Charter, effective August 30, 2013
99.2	Press Release dated September 6, 2013

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